Exhibit 1.1

2,700,000 Shares

REGENXBIO INC.

COMMON STOCK (PAR VALUE $0.0001 PER SHARE)

UNDERWRITING AGREEMENT

August 9, 2018

August 9, 2018

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

REGENXBIO Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the number of shares of its common stock, par value $0.0001 per share, of the Company set forth in Schedule I hereto (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its common stock, par value $0.0001 per share, set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Representatives listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated August 8, 2018 is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of

Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not as of its date and as of the Closing Date and any Option Closing Date (as defined below) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(c)    The Company is not an “ineligible issuer” in connection with the offering hereby contemplated pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)    Each subsidiary of the Company has been duly incorporated, is validly existing in good standing (which concept shall include the functional equivalent of “good standing” in non-U.S. jurisdictions, to the extent applicable) under the laws of the jurisdiction of its incorporation, has the applicable power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the section entitled “Description of Capital Stock” in the Time of Sale Prospectus and the Prospectus.

(h)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)    The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been waived.

(j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement, except such as have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k)    There has not occurred any material adverse change, or any development involving a prospective change that would reasonably be expected to result in a material adverse effect, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)    There are no legal or governmental proceedings pending or threatened in writing to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that if determined adversely to the Company would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be as of the Closing Date and applicable Option Closing Date, if any, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties pursuant to Environmental Laws) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)    (i) Except as described in the Time of Sale Prospectus, the pre- clinical trials and other tests conducted by or (x) on behalf of or sponsored by the Company or any of its subsidiaries, or (y) in which the Company or any of its subsidiaries has participated, that are described in the Time of Sale Prospectus, or the results of which are referred to in the Time of Sale Prospectus, as applicable, were, and if still pending, are being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and its subsidiaries and all applicable statutes and all applicable rules, regulations and guidance documents of the U.S. Food and Drug Administration (“FDA”) and comparable regulatory agencies outside of the United States to which they are subject, including the European Commission and the European Medicines Agency (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Time of Sale Prospectus of the results of such studies and tests are materially accurate and complete descriptions and fairly present the material data derived therefrom; (iii) the Company has no knowledge of any other trials or tests conducted by or (x) on behalf of or sponsored by the Company or any of its subsidiaries, or (y) in which the Company or any of its subsidiaries has participated that are not described in the Time of Sale Prospectus, the results of which are materially inconsistent with or raise questions concerning the validity of the results described or referred to in the Time of Sale Prospectus; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; and (v) the Company and its subsidiaries have not received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any clinical or pre-clinical trials or other clinical or pre-clinical tests that are described in the Time of Sale Prospectus or the results of which are referred to in the Time of Sale Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials and tests, and there are no reasonable grounds for the same.

(r)    The Company and its subsidiaries have not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates or pre-clinical trials or other tests that are described or referred to in the Time of Sale Prospectus; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed; and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(s)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their properties or the conduct of their business as described in the Time of Sale Prospectus, and except as described in the Time of Sale Prospectus, the Company and its subsidiaries have not received notice of any revocation or modification of any such license, certificate, permit or authorization or have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Except as described in the Time of Sale Prospectus, the Company and its subsidiaries (i) are, and at all times have been, in compliance in all material respects with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), and (ii) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non- compliance with (x) any Applicable Laws or (y) any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws. The Company and its subsidiaries have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any operation or activity is in material violation of any Applicable Laws, and no such notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company and its subsidiaries are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, to the Company’s knowledge, none of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program, clinical or pre-clinical research or comparable foreign program or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(t)    The Company and its subsidiaries have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(u)    Except as described in the Time of Sale Prospectus and as have been waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or comparable foreign program with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(v)    (i) None of the Company or its subsidiaries, or any director or officer, nor, to the Company’s knowledge, any employee, affiliate, agent, representative, or other person acting on behalf of the Company or any of its subsidiaries or affiliates, has taken (or will take) any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; (ii) the Company and its subsidiaries and, to the Company’s knowledge, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained (and will maintain) policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(x)    (i) None of the Company, any of its subsidiaries or any director or officer, or, to the Company’s knowledge, any employee thereof or any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)    Subsequent to the respective dates as of which financial information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company and its subsidiaries have not purchased any of the Company’s outstanding capital stock (other than from their employees in connection with the termination of their service pursuant to plans or agreements described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively), nor declared, paid or otherwise made any dividend or distribution of any kind on the Company’s capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(z)    The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all tangible personal property owned by it which is material to the business of the Company and its subsidiaries in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(aa)    The Company and each of its subsidiaries own or possess, or can acquire on commercially reasonable terms, rights in or to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”), in each case necessary for the conduct of the business of the Company and its subsidiaries, taken as a whole, in all material respects as currently conducted and as proposed to be conducted in the Registration Statement, Time of Sale Prospectus and/or Prospectus; provided that, nothing in this sentence shall be deemed or otherwise interpreted to be a representation regarding infringement, misappropriation or other violation of Intellectual Property rights of others. To the knowledge of the Company, the Company and its subsidiaries have not infringed, misappropriated or otherwise violated any Intellectual Property of any third party in any material respect. The Company and its subsidiaries have not received any written notice of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property of any third party, or any written notice challenging the validity, enforceability or scope of any Intellectual Property of the Company or any of its subsidiaries, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, all material Intellectual Property of the Company is valid and enforceable.

(bb)    No labor dispute with the employees of the Company or its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries have not received any written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the reasonable judgment of the Company, are prudent and customary in the business in which it is engaged; the Company and its subsidiaries have not been refused any insurance coverage sought or applied for; and the Company and its subsidiaries have no reason to believe that they will not be able to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(dd)    The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business in the manner as now conducted as described in the Registration Statement, the Time of Sale Prospectus and Prospectus, except where the failure to obtain such certificates, authorizations or permits, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ee)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ff)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)    Except as described in the Time of Sale Prospectus, the Company and its subsidiaries have not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S under, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or its subsidiaries which has had (nor do the Company or its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for such noncompliance, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj)    The financial statements included or incorporated by reference in the Time of Sale Prospectus, together with the related schedules and notes thereto,

present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements.

(kk)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ll)    The Company has no debt securities that are rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act).

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite such Underwriter’s name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.    Terms of Public Offering. The Company is advised by the Representatives that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other United States funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Representatives.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date from Covington & Burling LLP, outside counsel for the Company, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel.

(d)    The Underwriters shall have received on the Closing Date an opinion of Laura A. Coruzzi, Ph.D., Senior Vice President, Intellectual Property of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

(e)    The Underwriters shall have received on the Closing Date opinions of McDermott Will & Emery LLP, regulatory counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

(f)    The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such documents as information as they may reasonably request to enable them to pass upon such matters.

With respect to the negative assurance provided by each of, Covington & Burling LLP, McDermott Will & Emery LLP and Davis Polk & Wardwell LLP, such counsel may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)    The Underwriters shall have received certificates from the Chief Financial Officer of the Company, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representatives, on such matters as indicated and substantially in the form and substance set forth in Exhibit B hereto.

(j)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion of Covington & Burling LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii)    an opinion of Laura A. Coruzzi, Ph.D., Senior Vice President, Intellectual Property of the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)    opinions of McDermott Will & Emery LLP, regulatory counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v)    an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vii)    a certificate dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(i) hereof remains true and correct as of such Option Closing Date; and

(viii)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Upon request of the Representatives, to furnish to the Representatives, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto and documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, during such period as in the opinion of counsel for the Underwriters that the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or with the Company’s consent on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants incurred by the Company in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or with the Company’s consent on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all reasonably incurred expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, provided that the amount of such fees and disbursements of counsel to be paid by the Company under this subsection shall not exceed $10,000, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market, (vi) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (with the remaining 50% of the cost of such aircraft to be paid by the Underwriters), provided that the prior approval of the Company and the Representatives was obtained prior to the chartering of such aircraft, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, (c) the issuance by the Company of shares of Common Stock or other securities convertible into or exercisable for shares of Common Stock pursuant to the Company’s equity incentive plans described in the Registration Statement, Time of Sale

Prospectus and Prospectus, provided that, prior to the issuance of any such shares of Common Stock or other securities where the shares of Common Stock or other securities vest within the Restricted Period, the Company shall cause each recipient of such grant or issuance to execute and deliver to the Representatives a lock-up agreement substantially in the form of Exhibit A hereto, and (d) the entry into an agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue, or that may be issuable upon conversion or exercise of all other securities that the Company may sell or issue or agree to sell or issue, pursuant to clause (d) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided further, that each recipient of shares or other securities issued pursuant to clause (d) shall execute a lock-up agreement substantially in the form of Exhibit A hereto, and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such shares or other securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives.

7.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the reasonably incurred legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either

Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.    [Reserved]

10.    Termination. The Representatives, on behalf of the Underwriters, may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT or the Nasdaq Select Global Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

REGENXBIO Inc.

By:	/s/ Vittal Vasista
	Name:	Vittal Vasista
	Title:	Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Kalli Dircks
	Name:	Kalli Dircks
	Title:	Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Anurag Jindal
	Name:	Anurag Jindal
	Title:	Managing Director

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

SCHEDULE I

Representatives:	Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

Registration Statement File No.:	333-226691

Time of Sale Prospectus	1.	Prospectus dated August 8, 2018 relating to the Shelf Securities

2.	The preliminary prospectus supplement dated August 8, 2018 relating to the Shares

3.	The Company is selling 2,700,000 shares of Common Stock

4.	The price to the public per share of Common Stock is $65.00

5.	The Company has granted to the Underwriters the right to purchase up to an additional 405,000 shares of Common Stock

Lock-up Restricted Period:	60 days

Title of Shares to be purchased:	common stock, par value $0.0001 per share

Number of Firm Shares:	2,700,000

Number of Additional Shares	405,000

Purchase Price:	$61.10 a share

Public Offering Price	$65.00 a share

Selling Concession:	$2.34 a share

Closing Date and Time:	August 14, 2018 10:00 a.m.

Closing Location:	Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

I-1

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC,

1585 Broadway, New York, New York 10036,

Attention: Equity Syndicate Desk,

with a copy to the Legal Department

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

One Bryant Park, New York, New York 10036,

Attention: Syndicate Department (fax: (646) 855-3073),

with a copy to ECM Legal (fax: (212) 230-8730)

Barclays Capital Inc.,

745 Seventh Avenue,

New York, New York 10019,

Attention: Syndicate Registration (Fax: (646) 834-8133)

Address for Notices to the Company:	REGENXBIO, Inc.,

9600 Blackwell Road, Suite 210,

Rockville, MD 20850,

Attention: General Counsel, with a copy (which shall not constitute notice) to

Covington & Burling LLP,

One CityCenter,

850 Tenth Street, NW,

Washington, D.C. 20001,

Attention: Kerry S. Burke (fax: (202) 778-5297)

I-2

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	972,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	972,000
Barclays Capital Inc.	540,000
Raymond James & Associates, Inc.	216,000

Total	2,700,000

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EXHIBIT A

FORM OF LOCK-UP LETTER

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Barclays Capital Inc.

As Representatives of

the several Underwriters listed in

Schedule II to the Underwriting

Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Each of the undersigned, severally and not jointly, understands that Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with REGENXBIO Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions described in the foregoing sentence shall not apply to:

(a)    transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift including without limitation to a charitable organization;

(b)    transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, general partners, managers, directors, officers, employees, members, stockholders or trust beneficiaries of the undersigned or of the undersigned’s affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or to any investment fund or other entity controlled or managed by the undersigned; including, for the avoidance of doubt, transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned;

(c)    transfers or dispositions of shares of Common Stock or any security convertible into Common Stock by will or other testamentary document or by intestacy;

(d)    transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value;

(e)    transfers or dispositions of Common Stock acquired in open market transactions after the completion of the Public Offering;

(f)    the exercise of options to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan described in the Prospectus or the exercise of warrants to purchase shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) described in the Prospectus and outstanding as of the date of the Prospectus, provided that the underlying Common Stock continues to be subject to the restrictions set forth above;

(g)    the exercise of options to purchase shares of Common Stock granted under a stock incentive plan or stock purchase plan described in the Prospectus pursuant to an arrangement whereby the Company withholds shares issuable pursuant to such option in payment of the exercise price, provided that the underlying Common Stock continues to be subject to the restrictions set forth above;

(h)    the transfer of Common Stock or any security convertible into or exchangeable for Common Stock that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order;

provided further that (x) in the case of any transfer or distribution pursuant to clause (a), (b), (c), (d), and (h) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (y) in the case of any transfer or distribution pursuant to clauses (a), (b), (d), (e), (g) and (h) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(k)    the establishment of a trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(l)    the transfer to the Company of Common Stock upon a vesting event of the undersigned’s Common Stock or upon the exercise of options or warrants to purchase Common Stock, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made;

(m)    transfers in connection with a bona fide third party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company, made to all holders of the Common Stock involving a Change of Control (as defined below) of the Company occurring after the closing of the Public Offering, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement. For the purposes of this clause (m), “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of total voting power of the voting stock of the Company[; and

(n)    transfers of up to [●]1 shares of Common Stock pursuant to any contract, instruction or plan that satisfies the requirements of Rule 10b5-1 (an “Existing 10b5-1 Plan”) of the rules and regulations of the Commission promulgated under the Exchange Act that has been entered into by the undersigned prior to the date of this agreement, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding such plan, such announcement or filing shall include a statement to the effect that the transfer was pursuant to an Existing 10b5-1 Plan.]

[1]	Maximum number of shares that could be solder under the applicable individual’s 10b5-1 plan during the Restricted Period.

In addition, the undersigned agrees that, [except for the Shares to be registered for resale on the registration statement related to the Public Offering and previously disclosed to the Representatives,]2 without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, (i) if the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) if the registration statement related to the Public Offering has been withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before August 30, 2018, the undersigned shall be automatically released from all obligations under this agreement.

In the event that either of the Representatives withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this letter shall be deemed to refer to the sole Representative that continues to participate in the Offering (the “Sole Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this letter by the Sole Representative shall be deemed to be sufficient and effective for all purposes under this letter.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[2]	Provision included in lock-up of certain entities of the Company.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

REGENXBIO INC.

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

August     , 2018

Reference is hereby made to the Underwriting Agreement, dated August 9, 2018 (the “Underwriting Agreement”), between REGENXBIO Inc. (the “Company”) and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Vittal Vasista, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 5(i) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.

The circled numbers contained in the pages attached as Exhibit A hereto that are included or incorporated by reference in the Prospectus (a) are derived from the accounting books and records of the Company and (b) are accurate in all material respects.

[Remainder of Page Intentionally Blank]

B-1

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

REGENXBIO INC.

By:
	Name:	Vittal Vasista
	Title:	Chief Financial Officer

B-2